Exhibit 23.4


                                  [LETTERHEAD]



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The Tredegar Trust Company

We hereby consent to the use in the Registration Statement of Independent Community Bankshares, Inc. and the amendment thereto of our report dated February 5, 1997, on our audit of the financial statements of The Tredegar Trust Company and to the reference to our firm under the heading experts in the Proxy Statement/Prospectus.


                                            /s/ Harris, Hardy & Johnstone, P.C.



June 10, 1997
[Richmond, Virginia]